Exhibit 10.24
AMENDMENT NO. 4 TO CRUDE OIL SUPPLY AGREEMENT
     THIS AMENDMENT NO. 4 TO CRUDE OIL SUPPLY AGREEMENT (the “Amendment”), dated as of August 30, 2010 but effective as of September 1, 2010 (the “Amendment Effective Date”), is made by and between CALUMET SHREVEPORT FUELS, LLC, an Indiana limited liability company (“Customer”), and LEGACY RESOURCES CO., L.P., an Indiana limited partnership (“Supplier”). Each of Customer and Supplier is sometimes referred to hereinafter individually as a “Party” and they are collectively referred to as the “Parties.”
RECITALS
     WHEREAS, Customer owns and operates a refinery in Shreveport, Louisiana (the “Refinery”) for the processing and refining of crude oil into specialty lubricating oils and other refined products;
     WHEREAS, Supplier is able to obtain certain commodities, including crude oil, from various supply sources; and
     WHEREAS, the Parties entered into that certain Crude Oil Supply Agreement (the “Agreement”) dated as of September 1, 2009 and as subsequently amended, whereby Customer agreed to purchase from Supplier, and Supplier agreed to sell and supply to Customer, crude oil on a just in time basis in order to meet the inventory requirements of the Refinery.
     WHEREAS, pursuant to Section 23 of the Agreement, the Parties desire to amend certain provisions of the Agreement as of the Amendment Effective Date.
AMENDMENT TO AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree to amend the Agreement as of the Amendment Effective Date as follows:
     1. Defined Terms. The definitions of the following capitalized term used in the Agreement is deleted and replaced in their entirety with the following definitions:
     “Average Purchase Price” means, for purchases made by Customer from each applicable Storage Tank, the sum of (i) the monthly average per barrel price quoted for the first nearby month for West Texas Intermediate crude oil on the New York Mercantile Exchange and (ii) the per barrel amount set forth on Amendment No. 4 Exhibit B for each such Storage Tank, or such other price as may be agreed by the Parties in accordance with Section 5.
     “Premium” means, for purchases made by Customer from each applicable Storage Tank, the amount calculated in accordance with the table set forth on Amendment No. 4 Exhibit A attached hereto.
     2. All other terms and conditions of the Agreement are unchanged and remain in full force and effect as of the Amendment Effective Date.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written, but effective as of September 1, 2010.

CALUMET SHREVEPORT FUELS, LLC

By:  Calumet Shreveport, LLC, its sole member

By:  Calumet Lubricants Co., L.P., its sole member

By:  Calumet LP GP, LLC, its general partner

By:  Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By: Calumet GP, LLC, its general partner
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President & CFO

LEGACY RESOURCES CO., L.P. By: Legacy Acquisitions, Inc., its general partner
By:	/s/ Mark F. Smith
	Name:	Mark F. Smith
	Title:	President

AMENDMENT NO. 4 EXHIBIT A

Average Purchase Price	Premium per Barrel for
(as defined)	Month of Delivery
$30.00 — $39.99	$0.30
$40.00 — $49.99	$0.38
$50.00 — $59.99	$0.45
$60.00 — $69.99	$0.53
$70.00 — $79.99	$0.60
$80.00 — $89.99	$0.68
$90.00 — $99.99	$0.75
$100.00 — $109.99	$0.83
$110.00 — $119.99	$0.90
$120.00 — $129.99	$0.98
$130.00 — $139.99	$1.05
$140.00 — $149.99	$1.13
$150.00 — $159.99	$1.20

AMENDMENT NO. 4 EXHIBIT B

Storage Tank	Amount Per Barrel
Tank 209	$5.01
Tank 210	$5.82
Tank 211	$0.83